Exhibit Number 99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FOURTH QUARTER 2012 RESULTS WITH NET OPERATING REVENUES OF $3.3 BILLION

FRANKLIN, Tenn. (February 21, 2013) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2012.

Net operating revenues for the three months ended December 31, 2012, totaled $3.3 billion, a 9.0 percent increase compared with $3.0 billion for the same period in 2011. Income from continuing operations increased to $85.6 million, or $0.69 per share (diluted), for the three months ended December 31, 2012, compared with $55.6 million, or $0.38 per share (diluted), for the same period in 2011. Net income attributable to Community Health Systems, Inc. common stockholders was $0.69 per share (diluted) for the three months ended December 31, 2012, compared with $0.35 per share (diluted) for the same period in 2011. The results for the three months ended December 31, 2012, include a $0.07 per share (diluted) loss from the impairment of certain long-lived assets and $0.09 per share (diluted) of expenses related primarily to the settlement of certain legal matters. Excluding these items, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.85 per share (diluted) for the three months ended December 31, 2012. For the three months ended December 31, 2011, excluding the loss from early extinguishment of debt of $0.47 per share (diluted), income from continuing operations was $0.85 per share (diluted) and net income was $0.82 per share (diluted). Weighted-average shares outstanding (diluted) were 90.8 million for the three months ended December 31, 2012, and 88.9 million for the three months ended December 31, 2011.

Adjusted EBITDA for the three months ended December 31, 2012, was $481.9 million compared with $463.8 million for the same period in 2011, representing a 3.9 percent increase. Excluding the legal matters referenced above, adjusted EBITDA was $495.3 million for the three months ended December 31, 2012. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, and net income attributable to non-controlling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended December 31, 2012, was $502.3 million compared with $441.7 million for the same period in 2011.

The consolidated operating results for the three months ended December 31, 2012, reflect a 4.7 percent increase in total admissions and a 6.4 percent increase in total adjusted admissions compared with the same period in 2011. On a same-store basis, admissions increased 1.0 percent while adjusted admissions increased 2.3 percent compared with the same period in 2011. On a same-store basis, net operating revenues increased 5.5 percent compared with the same period in 2011.

Net operating revenues for the year ended December 31, 2012, totaled $13.0 billion, a 9.4 percent increase compared with $11.9 billion for the same period in 2011. Income from continuing operations increased to $346.3 million, or $2.96 per share (diluted), for the year ended December 31, 2012, compared with $335.9 million, or $2.87 per share (diluted), for the same period in 2011. Net income attributable to Community Health Systems, Inc. common stockholders was $2.96 per share (diluted) for the year ended December 31, 2012, compared with $2.23 per share (diluted) for the same period in 2011. The results for the year ended December 31, 2012, include a $0.51 per share (diluted) net benefit from the resolution of an industry-wide governmental settlement and a payment update relating to prior periods, $0.22 per share (diluted) of expenses related primarily to the settlement of certain legal matters, a $0.07 per share (diluted) loss from the impairment of long-lived assets, and an $0.81 per share (diluted) loss from the early extinguishment of debt. Excluding these items, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $3.55 per share (diluted) for the year ended December 31, 2012.

CYH Announces Fourth Quarter 2012 Results

February 21, 2013

For the year ended December 31, 2011, excluding the loss from early extinguishment of debt of $0.46 per share (diluted), income from continuing operations was $3.33 per share (diluted) and net income was $2.69 per share (diluted). Weighted-average shares outstanding (diluted) were 89.8 million for the year ended December 31, 2012, and 90.7 million for the year ended December 31, 2011.

Adjusted EBITDA for the year ended December 31, 2012, was $1.978 billion compared with $1.837 billion for the same period in 2011, representing a 7.7 percent increase. Excluding the industry-wide governmental settlement, payment update, and expenses related to certain legal matters mentioned above, adjusted EBITDA was $1.9 billion, representing a 5.2 percent increase from the prior year. Net cash provided by operating activities for the year ended December 31, 2012, was $1.28 billion compared with $1.26 billion for the same period in 2011.

The consolidated operating results for the year ended December 31, 2012, reflect a 4.0 percent increase in total admissions and a 6.6 percent increase in total adjusted admissions compared with the same period in 2011. On a same-store basis, admissions decreased 0.9 percent while adjusted admissions increased 1.5 percent compared with the same period in 2011. On a same-store basis, net operating revenues increased 4.6 percent compared with the same period in 2011.

Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. said, “Our fourth quarter performance further extended Community Health Systems’ consistent record of growth in 2012. Net operating revenues were up 9.0 percent and adjusted EBITDA increased by 3.9 percent over the fourth quarter last year. For the year, net operating revenues increased by 9.4 percent to reach $13.0 billion. On a same-store basis, net operating revenues were up 5.5 percent and 4.6 percent for the fourth quarter and year, respectively, reflecting our consistent ability to improve operating results at the individual hospital level. We are also encouraged by the more favorable volume trends in 2012 compared with the prior year.

“Community Health Systems has continued to demonstrate success in a dynamic and challenging healthcare environment. Our results for 2012 confirm the strength of our operating model and our proven ability to execute our strategy to drive efficiencies in our hospitals, recruit and retain qualified physicians, make selective acquisitions and deliver high quality healthcare services in a cost-effective manner. As we look ahead to 2013, we will continue to pursue a strategy that delivers value to both our community partners and our shareholders,” added Smith.

Included on pages 15, 16 and 17 of this press release are tables setting forth the Company’s 2013 annual earnings guidance. The 2013 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Community Health Systems, Inc. will hold a conference call on Friday, February 22, 2013, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2012. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through March 22, 2013. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

Forward-Looking Statements

Statements contained in this press release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net operating revenues	$3,276,946	$3,005,825	$13,028,985	$11,906,212
Adjusted EBITDA (c)	481,872	463,767	1,977,715	1,836,650
Income from continuing operations (d), (e), (f), (g), (h), (i)	85,626	55,615	346,269	335,894
Net income attributable to Community Health Systems, Inc. stockholders	62,574	30,931	265,640	201,948

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (k):
Continuing operations (d), (e), (f), (g), (h), (i)	$0.70	$0.38	$2.98	$2.89
Discontinued operations	—	(0.03)	(0.01)	(0.65)

Net income	$0.70	$0.35	$2.98	$2.24

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (k), (l):
Continuing operations (d), (e), (f), (g), (h), (i)	$0.69	$0.38	$2.96	$2.87
Discontinued operations	—	(0.03)	(0.01)	(0.64)

Net income	$0.69	$0.35	$2.96	$2.23

Weighted-average number of shares outstanding (j):
Basic	89,882	88,345	89,243	89,967
Diluted	90,828	88,914	89,807	90,666

Net cash provided by operating activities	$502,255	$441,673	$1,280,120	$1,261,908

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2012		2011
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$3,761,599		$3,442,514
Provision for bad debts	484,653		436,689

Net operating revenues	3,276,946	100.0%	3,005,825	100.0%

Operating costs and expenses:
Salaries and benefits	1,556,399	47.5%	1,421,310	47.3%
Supplies	500,971	15.3%	467,864	15.6%
Other operating expenses	729,761	22.2%	622,501	20.7%
Electronic health records incentive reimbursement (g)	(53,142)	-1.6%	(23,170)	-0.8%
Rent	70,505	2.2%	64,699	2.2%
Depreciation and amortization	189,196	5.8%	171,628	5.7%

Total operating costs and expenses	2,993,690	91.4%	2,724,832	90.7%

Income from operations (e), (g), (h), (i)	283,256	8.6%	280,993	9.3%
Interest expense, net	160,586	4.9%	158,482	5.2%
Loss from early extinguishment of debt	—	0.0%	66,019	2.2%
Equity in earnings of unconsolidated affiliates	(9,420)	-0.3%	(11,146)	-0.4%
Impairment of long-lived assets (f)	10,000	0.3%	—	0.0%

Income from continuing operations before income taxes	122,090	3.7%	67,638	2.3%
Provision for income taxes	36,464	1.1%	12,023	0.4%

Income from continuing operations (e), (f), (g), (h), (i)	85,626	2.6%	55,615	1.9%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	0.0%	(3,223)	-0.1%
Impairment of hospitals sold	—	0.0%	—	0.0%
Loss on sale, net	—	0.0%	728	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	(2,495)	-0.1%

Net income	85,626	2.6%	53,120	1.8%
Less: Net income attributable to noncontrolling interests	23,052	0.7%	22,189	0.8%

Net income attributable to Community Health Systems, Inc. stockholders	$62,574	1.9%	$30,931	1.0%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (k):
Continuing operations (e), (f), (g), (h), (i)	$0.70		$0.38
Discontinued operations	—		(0.03)

Net income	$0.70		$0.35

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (k), (l):
Continuing operations (e), (f), (g), (h), (i)	$0.69		$0.38
Discontinued operations	—		(0.03)

Net income	$0.69		$0.35

Weighted-average number of shares outstanding (j):
Basic	89,882		88,345

Diluted	90,828		88,914

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2012		2011
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$14,988,179		$13,626,168
Provision for bad debts	1,959,194		1,719,956

Net operating revenues	13,028,985	100.0%	11,906,212	100.0%

Operating costs and expenses:
Salaries and benefits	6,103,931	46.9%	5,577,925	46.9%
Supplies	1,973,491	15.1%	1,834,106	15.4%
Other operating expenses	2,869,786	22.0%	2,515,638	21.1%
Electronic health records incentive reimbursement (g)	(126,734)	-1.0%	(63,397)	-0.5%
Rent	272,829	2.1%	254,781	2.1%
Depreciation and amortization	725,558	5.6%	652,674	5.5%

Total operating costs and expenses	11,818,861	90.7%	10,771,727	90.5%

Income from operations (d), (e), (g), (h), (i)	1,210,124	9.3%	1,134,485	9.5%
Interest expense, net	622,933	4.7%	644,410	5.4%
Loss from early extinguishment of debt	115,453	0.9%	66,019	0.5%
Equity in earnings of unconsolidated affiliates	(42,033)	-0.3%	(49,491)	-0.4%
Impairment of long-lived assets (f)	10,000	0.1%	—	0.0%

Income from continuing operations before income taxes	503,771	3.9%	473,547	4.0%
Provision for income taxes	157,502	1.2%	137,653	1.2%

Income from continuing operations (d), (e), (f), (g), (h), (i)	346,269	2.7%	335,894	2.8%

Discontinued operations, net of taxes:
Loss from operations of entities sold	(466)	0.0%	(7,769)	-0.1%
Impairment of hospitals sold	—	0.0%	(47,930)	-0.4%
Loss on sale, net	—	0.0%	(2,572)	0.0%

Loss from discontinued operations, net of taxes	(466)	0.0%	(58,271)	-0.5%

Net income	345,803	2.7%	277,623	2.3%
Less: Net income attributable to noncontrolling interests	80,163	0.7%	75,675	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$265,640	2.0%	$201,948	1.7%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (k):
Continuing operations (d), (e), (f), (g), (h), (i)	$2.98		$2.89
Discontinued operations	(0.01)		(0.65)

Net income	$2.98		$2.24

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (k), (l):
Continuing operations (d), (e), (f), (g), (h), (i)	$2.96		$2.87
Discontinued operations	(0.01)		(0.64)

Net income	$2.96		$2.23

Weighted-average number of shares outstanding (j):
Basic	89,243		89,967

Diluted	89,807		90,666

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net income	$85,626	$53,120	$345,803	$277,623
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps	17,643	24,946	46,409	55,145
Net change in fair value of available-for-sale securities	(497)	1,732	3,012	(960)
Amortization and recognition of unrecognized pension cost components	(13,735)	(10,106)	(10,252)	(7,737)

Other comprehensive income (loss)	3,411	16,572	39,169	46,448

Comprehensive income	89,037	69,692	384,972	324,071
Less: Comprehensive income attributable to noncontrolling interests	23,052	22,189	80,163	75,675

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$65,985	$47,503	$304,809	$248,396

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Three Months Ended December 31,
	Consolidated			Same-Store
	2012	2011	% Change	2012	2011	% Change
Number of hospitals (at end of period)	135	131		131	131
Licensed beds (at end of period)	20,334	19,695		19,662	19,695
Beds in service (at end of period)	17,265	16,832		16,745	16,832
Admissions	173,392	165,542	4.7%	167,117	165,542	1.0%
Adjusted admissions	352,855	331,720	6.4%	339,427	331,720	2.3%
Patient days	756,217	732,430		729,843	732,430
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	47.6%	47.3%		47.4%	47.3%

Net operating revenues	$3,276,946	$3,005,825	9.0%	$3,172,452	$3,005,656	5.5%

Net inpatient revenues as a % of operating revenues before provision for bad debts	43.8%	44.5%		43.7%	44.5%

Net outpatient revenues as a % of operating revenues before provision for bad debts	54.3%	53.5%		54.5%	53.5%

Income from operations (e), (g), (h), (i)	$283,256	$280,993	0.8%	$296,206	$288,893	2.5%

Income from operations as a % of net operating revenues	8.6%	9.3%		9.3%	9.6%

Depreciation and amortization	$189,196	$171,628		$185,179	$171,628

Equity in earnings of unconsolidated affiliates	$(9,420)	$(11,146)		$(9,419)	$(11,146)

Liquidity Data:
Adjusted EBITDA (c)	$481,872	$463,767	3.9%
Adjusted EBITDA as a % of net operating revenues	14.7%	15.4%

Net cash provided by operating activities	$502,255	$441,673

Net cash provided by operating activities as a % of net operating revenues	15.3%	14.7%

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Year Ended December 31,
	Consolidated			Same-Store
	2012	2011	% Change	2012	2011	% Change
Number of hospitals (at end of period)	135	131		131	131
Licensed beds (at end of period)	20,334	19,695		19,662	19,695
Beds in service (at end of period)	17,265	16,832		16,745	16,832
Admissions	701,837	675,050	4.0%	668,679	675,050	-0.9%
Adjusted admissions	1,418,472	1,330,988	6.6%	1,351,043	1,330,988	1.5%
Patient days	3,058,931	2,970,044		2,902,418	2,970,044
Average length of stay (days)	4.4	4.4		4.3	4.4
Occupancy rate (average beds in service)	48.6%	49.1%		48.3%	49.1%

Net operating revenues	$13,028,985	$11,906,212	9.4%	$12,438,580	$11,893,095	4.6%

Net inpatient revenues as a % of operating revenues before provision for bad debts	44.7%	46.1%		44.2%	46.1%

Net outpatient revenues as a % of operating revenues before provision for bad debts	53.4%	51.9%		53.9%	51.9%

Income from operations (d), (e), (g), (h), (i)	$1,210,124	$1,134,485	6.7%	$1,198,243	$1,164,545	2.9%

Income from operations as a % of net operating revenues	9.3%	9.5%		9.6%	9.8%

Depreciation and amortization	$725,558	$652,674		$703,236	$652,674

Equity in earnings of unconsolidated affiliates	$(42,033)	$(49,491)		$(42,210)	$(49,491)

Liquidity Data:
Adjusted EBITDA (c)	$1,977,715	$1,836,650	7.7%
Adjusted EBITDA as a % of net operating revenues	15.2%	15.4%

Net cash provided by operating activities	$1,280,120	$1,261,908

Net cash provided by operating activities as a % of net operating revenues	9.8%	10.6%

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$387,813	$129,865
Patient accounts receivable, net of allowance for doubtful accounts of $2,201,875 and $1,891,334 at December 31, 2012 and December 31, 2011, respectively	2,067,379	1,834,167
Supplies	368,172	346,611
Prepaid income taxes	49,888	101,389
Deferred income taxes	117,045	89,797
Prepaid expenses and taxes	126,561	112,613
Other current assets	302,284	231,647

Total current assets	3,419,142	2,846,089

Property and equipment	10,145,408	9,369,528
Less accumulated depreciation and amortization	(2,993,535)	(2,513,552)

Property and equipment, net	7,151,873	6,855,976

Goodwill	4,408,138	4,264,845

Other assets, net	1,627,182	1,241,930

Total assets	$16,606,335	$15,208,840

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$89,911	$63,706
Accounts payable	825,914	748,997
Accrued interest	110,702	110,121
Accrued liabilities	1,116,693	988,315

Total current liabilities	2,143,220	1,911,139

Long-term debt	9,451,394	8,782,798

Deferred income taxes	808,489	704,725

Other long-term liabilities	1,039,045	949,990

Total liabilities	13,442,148	12,348,652

Redeemable noncontrolling interests in equity of consolidated subsidiaries	367,666	395,743

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 92,925,715 shares issued and 91,950,166 shares outstanding at December 31, 2012 and 91,547,079 shares issued and 90,571,530 shares outstanding at December 31, 2011	929	915
Additional paid-in capital	1,138,274	1,086,008
Treasury stock, at cost, 975,549 shares at December 31, 2012 and December 31, 2011	(6,678)	(6,678)
Accumulated other comprehensive loss	(145,310)	(184,479)
Retained earnings	1,743,992	1,501,330

Total Community Health Systems, Inc. stockholders’ equity	2,731,207	2,397,096
Noncontrolling interests in equity of consolidated subsidiaries	65,314	67,349

Total equity	2,796,521	2,464,445

Total liabilities and equity	$16,606,335	$15,208,840

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Year Ended
	December 31,
	2012	2011
Cash flows from operating activities
Net income	$345,803	$277,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	725,558	657,665
Deferred income taxes	53,407	107,032
Stock-based compensation expense	40,896	42,542
Loss on sale, net	—	2,572
Impairment of hospitals sold	—	47,930
Impairment of long-lived assets	10,000	—
Loss from early extinguishment of debt	115,453	66,019
Excess tax benefit relating to stock-based compensation	(3,973)	(5,290)
Other non-cash expenses, net	33,251	28,716
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(204,151)	(138,332)
Supplies, prepaid expenses and other current assets	(99,799)	(42,858)
Accounts payable, accrued liabilities and income taxes	246,301	246,110
Other	17,374	(27,821)

Net cash provided by operating activities	1,280,120	1,261,908

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(322,315)	(415,360)
Purchases of property and equipment	(768,790)	(776,713)
Proceeds from disposition of hospitals and other ancillary operations	—	173,387
Proceeds from sale of property and equipment	5,897	11,160
Increase in other investments	(297,994)	(188,249)

Net cash used in investing activities	(1,383,202)	(1,195,775)

Cash flows from financing activities
Proceeds from exercise of stock options	20,858	18,910
Repurchase of restricted stock shares for payroll tax withholding requirements	(9,314)	(13,311)
Payment of special dividend to stockholders	(22,535)	—
Deferred financing costs	(141,219)	(19,352)
Excess tax benefit relating to stock-based compensation	3,973	5,290
Stock buy-back	—	(85,790)
Proceeds from noncontrolling investors in joint ventures	535	1,229
Redemption of noncontrolling investments in joint ventures	(44,287)	(13,022)
Distributions to noncontrolling investors in joint ventures	(68,344)	(56,094)
Borrowings under credit agreements	3,975,866	578,236
Issuance of long-term debt	3,825,000	1,000,000
Proceeds from receivables facility	350,000	—
Repayments of long-term indebtedness	(7,529,503)	(1,651,533)

Net cash provided by (used in) financing activities	361,030	(235,437)

Net change in cash and cash equivalents	257,948	(169,304)
Cash and cash equivalents at beginning of period	129,865	299,169

Cash and cash equivalents at end of period	$387,813	$129,865

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Income from continuing operations attributable to Community
Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$85,626	$55,615	$346,269	$335,894
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	23,052	22,189	80,163	75,675

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$62,574	$33,426	$266,106	$260,219

Loss from discontinued operations attributable to Community
Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$—	$(2,495)	$(466)	$(58,271)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$—	$(2,495)	$(466)	$(58,271)

(b)	Continuing operating results exclude discontinued operations for the three months and year ended December 31, 2012 and 2011. Both financial and statistical results exclude entities in discontinued operations for all periods presented.
(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt, impairment of long-lived assets, and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Adjusted EBITDA	$481,872	$463,767	$1,977,715	$1,836,650
Interest expense, net	(160,586)	(158,482)	(622,933)	(644,410)
Provision for income taxes	(36,464)	(12,023)	(157,502)	(137,653)
Loss from operations of entities sold, net of taxes	—	(3,223)	(466)	(7,769)
Other non-cash expenses, net	18,529	24,837	70,174	70,959
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	198,904	126,797	13,132	144,131

Net cash provided by operating activities	$502,255	$441,673	$1,280,120	$1,261,908

Footnotes continued on the next page.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	Included in non-same-store income from operations and income from continuing operations for the year ended December 31, 2012, is approximately $105 million of net operating revenues and approximately $7 million of related expenses from an industry-wide settlement with the United States Department of Health and Human Services and Centers for Medicare and Medicaid Services based on a claim that acute-care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system in federal fiscal years 1999 through 2011. These amounts have been updated from our original estimates for immaterial adjustments made throughout the year. The underpayments resulted from calculations related to the rural floor budget neutrality adjustments implemented in connection with the Balanced Budget Act of 1997. In addition, included in net income attributable to noncontrolling interests is approximately $3 million related to this settlement. Also included is an unfavorable adjustment to net operating revenue of approximately $21 million related to the revised Supplemental Security Income ratios for federal fiscal years 2006 through 2009 utilized for calculating Medicare Disproportionate Share Hospital reimbursements. These adjustments resulted in an after-tax benefit to net income of $0.51 per share (diluted).
(e)	Included in non-same-store income from operations and income from continuing operations for the three months and year ended December 31, 2012, are pre-tax charges of $13.4 million and $32.3 million, respectively, for the settlement of certain legal matters and other regulatory matters. These items resulted in an after-tax charge to net income of $0.09 per share (diluted) and $0.22 per share (diluted) for the three months and year ended December 31, 2012, respectively.
(f)	Included in income from continuing operations for the three months and year ended December 31, 2012, is a $10.0 million pre-tax charge, resulting in an after-tax charge to net income of $0.07 per share (diluted), related to the impairment of three small hospitals.
(g)	Included in income from operations and income from continuing operations for the three months and year ended December 31, 2012, is the Electronic Health Records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and Medicare and Medicaid for certain employed physicians. Total costs and expenses related to the implementation of electronic health records were approximately $25.9 million and $72.9 million, including depreciation and amortization of approximately $14.9 million and $40.0 million for the three months and year ended December 31, 2012, respectively. Total costs and expenses related to the implementation of electronic health records were approximately $14.9 million and $29.9 million for the three months and year ended December 31, 2011, respectively. Total costs and expenses included depreciation and amortization of approximately $6.0 million for both the three months and year ended December 31, 2011.
(h)	Included in non-same-store income from operations and income from continuing operations are pre-tax legal and other costs, offset by insurance recoveries beginning in June 2012, related to the Tenet Healthcare Corporation (“Tenet”) lawsuit, governmental investigation and shareholder lawsuits of $2.5 million and $3.1 million for the three months ended December 31, 2012 and 2011, respectively, and $5.5 million and $15.3 million for the years ended December 31, 2012 and 2011, respectively.
(i)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs (other than Tenet) of $0.9 million and $4.5 million for the three months ended December 31, 2012 and 2011, respectively, and $10.0 million and $12.5 million for the years ended December 31, 2012 and 2011, respectively.
(j)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Weighted-average number of shares outstanding - basic	89,882	88,345	89,243	89,967
Add effect of dilutive securities:
Stock awards and options	946	569	564	699

Weighted-average number of shares outstanding - diluted	90,828	88,914	89,807	90,666

(k)	Total per share amounts may not add due to rounding.

Footnotes continued on the next page.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

(l)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(per share - diluted)		(per share - diluted)

Income from continuing operations, as reported	$0.69	$0.38	$2.96	$2.87
Adjustments:
Loss from early extinguishment of debt	—	0.47	0.81	0.46
Impairment of long-lived assets	0.07	—	0.07	—
Net benefit from industry-wide governmental settlement and payment update	—	—	(0.51)
Settlement of certain legal matters and other regulatory items	0.09	—	0.22	—

Income from continuing operations, excluding adjustments	$0.85	$0.85	$3.55	$3.33

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(per share - diluted)		(per share - diluted)

Net income, as reported	$0.69	$0.35	$2.96	$2.23
Adjustments:
Loss from early extinguishment of debt	—	0.47	0.81	0.46
Impairment of long-lived assets	0.07	—	0.07	—
Net benefit from industry-wide governmental settlement and payment update	—	—	(0.51)
Settlement of certain legal matters and other regulatory items	0.09	—	0.22	—

Net income, excluding adjustments	$0.85	$0.82	$3.55	$2.69

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2013. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2013 guidance should be considered in conjunction with the assumptions included herein. See page 17 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

2013 Projection Range
Net operating revenues less provision for bad debts (in millions)	$13,300 to $13,800
Adjusted EBITDA (in millions)	$1,975 to $2,050
Income from continuing operations per share - diluted	$3.50 to $3.90
Same-store hospital annual adjusted admissions growth	0.5% to 2.0%
Weighted-average diluted shares (in millions)	91 to 93

Income from continuing operations per share - diluted First quarter ending March 31, 2013	$0.82 $0.92

•    For the quarter ending March 31, 2013, HITECH incentive reimbursement is projected to be 0.7% to 0.8% of the first quarter net operating revenues, which is lower than the 1.1% to 1.2% of net operating revenues projected for the full year.

The following assumptions were used in developing the 2013 guidance provided above:

•

The Company’s projection excludes any future loss on early extinguishment of debt, impairment loss, the resolution of government investigations or other significant legal settlements, and other significant gains or losses that neither relate to the ordinary course of our business nor reflect our underlying business performance.

•	For 2012, Adjusted EBITDA excluding the net benefit from the resolution of the industry-wide governmental settlement and payment update relating to prior periods was $1.901 billion.

•

Included in the Company’s 2013 projection are anticipated sequester-related and other potential Medicare reimbursement cuts primarily occurring sometime after April 1, 2013, of 0.3% to 0.8% of net operating revenues.

•

Expressed as a percentage of net operating revenues, Health Information Technology (HITECH) electronic health records incentive reimbursement for 2013 is projected to be approximately 1.1% to 1.2%. Electronic health records-related total costs and expenses for 2013, expressed as a percentage of net operating revenues, are projected to be approximately 0.5% to 0.6%, including depreciation and amortization, expressed as a percentage of net operating revenues, of approximately 0.3% to 0.4%.

•	2013 projection includes three to four targeted hospital acquisitions.

•	Projected 2013 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

•

Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 5.7% to 5.9% for 2013, an increase over 2012 caused primarily by the investments being made in electronic health records; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•	2013 projection includes an estimate of $0.05 to $0.07 per share (diluted) of acquisition costs that are required to be expensed.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

•

Interest expense, expressed as a percentage of net operating revenues, is projected to be approximately 4.5% to 4.7%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 75% to 85% of total debt during 2013.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2013.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2013.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.5% to 33.5% for 2013.

•	Capital expenditures are projected as follows (in millions):

2013 Guidance
Total	$800 to $900

•	Net cash provided by operating activities is projected as follows (in millions):

2013 Guidance
Total	$1,225 to $1,300

•	Projected weighted average shares outstanding include an estimated dilutive impact from “in-the-money” stock options of approximately 1 million to 2 million shares.

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CYH Announces Fourth Quarter 2012 Results

February 21, 2013

The projections set forth in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and twelve months ended December 31, 2012, are not necessarily indicative of the results that may be experienced for any such future period or for any future year.

The Company cautions that the projections for calendar year 2013 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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